UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 16, 2007 (July 11, 2007)

Date of Report (Date of earliest event reported)

SIENA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25499	88-0390360
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5625 Arville Street, Suite E, Las Vegas, Nevada 89118

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (702) 889-8777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding Siena Technologies, Inc. (“Siena” or the "Company") beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, the availability of adequate financing, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Siena’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Siena's actual results to differ from management's current expectations are contained in Siena's filings with the Securities and Exchange Commission.  Siena undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 11, 2007, Siena Technologies, Inc. (“Siena” or the "Company") issued to Dutchess Private Equities Fund, Ltd. (“Dutchess”) a promissory note in the face amount of $190,000 for gross proceeds of $180,000 (the “Note”). The Note bears no interest and matures on July 25, 2007 (“Maturity Date”). The Company is required to repay the Note from the proceeds of a proposed subsequent financing with Dutchess of approximately $2 million. In the event that the Company has not repaid the face amount of the Note by the Maturity Date (the “Residual Amount”), then as liquidated damages, the face amount of the Note shall be increased by ten percent (10%) as an initial penalty and an additional two and one-half percent (2.5%) per month, compounded daily for each month until the face amount is paid in full. Further, if a Residual Amount remains at the Maturity Date, it shall constitute an event of default pursuant to the Note. In the event of default, Dutchess may elect to, among other things, either (i) switch the Residual Amount to a three-year, eighteen percent (18%) interest bearing convertible debenture at a fifty percent (50%) discount to the market during conversion; or (ii) increase the payment amount to fulfill the repayment of the Residual Amount. In the event that Dutchess elects to switch to a convertible debenture as provided in (i) above, the Company will be required to file within ten (10) business days after notice of default a registration statement covering three hundred percent (300%) of the Residual Amount, plus any interest thereon and liquidated damages. The Note, including interest and penalties, if any, will be convertible into shares of the Company’s common stock at the lesser of (i) fifty percent (50%) of the lowest closing bid price of the Company’s common stock during the fifteen (15) trading days immediately preceding the date of conversion or (ii) 100% of the lowest bid price for the twenty (20) trading days immediately preceding the conversion. All obligations under the Note are secured by and Dutchess shall have full right to exercise its rights and remedies under that certain Security Agreement between the Company and Dutchess, dated September 22, 2005.

Pursuant to the terms of the Note, the Company is prohibited from entering into any additional financing agreements, debt or equity, without Dutchess’ prior expressed written consent. The Company is also prohibited from filing any registration statements until all amounts owed under the Note are paid in full. Moreover, Dutchess has the right to modify the terms of the Note to be the same as any terms in any future offerings that Dutchess deems to be more favorable than the terms of the Note.

In connection with the Agreement, the Company paid Dutchess closing costs of $5,000.

A copy of the Note is filed herewith as Exhibit 10.1.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

Exhibit Number	Description
10.1	Promissory Note issued by the Company to Dutchess Private Equities Find, Ltd., dated July 11, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

SIENA TECHNOLOGIES, INC.

July 16, 2007	By: /s/ James Michael Kelley
James Michael Kelley
Executive Vice President of Administration